UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

Business Loan Agreement

On April 19, 2017 Pro-Dex, Inc. (the “Company”) entered into a Business Loan Agreement, (the “Loan Agreement”), dated effective March 28, 2017, with Farmers & Merchants Bank of Long Beach, a California corporation, providing for a $500,000 revolving loan facility (the “Revolving Loan Facility”).  The Revolving Loan Facility is secured by substantially all of the assets of the Company.

The Revolving Loan Facility terminates on March 28, 2018 and bears interest at an adjustable rate per annum of 2.0% above the prime rate as published in the Money Rates section of the Wall Street Journal (the “Prime Rate”), payable monthly in arrears commencing on April 28, 2017, and the same day of each month thereafter.  Upon an event of default, the amount due under the Revolving Loan Facility accelerates, becomes immediately due and payable, and bears interest at an adjustable rate per annum of 7.0% above the Prime Rate. A minimum interest charge of $500 will be assessed in the event that the interest fee is less than $500.

The Loan Agreement contains representations and warranties, affirmative, restrictive and financial covenants, and events of default that are customary for loan facilities of this type.

A copy of the Loan Agreement is attached as an exhibit to this report, and the above description is qualified by reference to the complete text of that agreement.

ITEM 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above concerning the Revolving Loan Facility is incorporated into this Item 2.03 by this reference.

ITEM 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Business Loan Agreement, dated March 28, 2017, between Farmers and Merchants Bank of Long Beach and Pro-Dex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2017	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer